Filed pursuant to Rule 424(b)(3)
                                             Registration File No. 333-141303
Prospectus Supplement
(To prospectus dated March 14, 2007)

                        DELTA PETROLEUM CORPORATION
                               263,258 shares
                                Common Stock

This Prospectus Supplement supplements information contained in the Prospectus dated March 14, 2007, and the Prospectus Supplement dated March 19,2008 under the caption "Selling Stockholders". This Prospectus relates to the potential offer and sale from time to time of up to 263,158 shares of common stock of Delta Petroleum Corporation by a certain stockholder of Delta Petroleum Corporation. This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus dated March 14, 2007, including any other supplements or amendments to such Prospectus.

The table below reflects the following transaction:

The transfer by Edward Mike Davis LLC, who is no longer a Selling
Stockholder, of 263,158 shares of common stock of Delta Petroleum Corporation to the following person, who will become a Selling Stockholder:

                             Shares                            Shares
                        Beneficially Owned               Beneficially Owned
                       Prior to the Offering            After the Offering(1)
                       ---------------------            ---------------------
                               Percent of   Shares Offered         Percent of
Selling Stockholder    Number    Class(2)       Hereby      Number   Class(2)
-------------------    -------  ----------  --------------  ------  ---------
Edward Mike Davis      263,258       *          263,258       0         *
-------------------    -------  ----------  --------------  ------  ---------
Total                  263,258       *          263,258       0         *
-------------------
* less than 1%

(1) Assumes that the Selling Stockholder named herein will sell all of its shares of common stock offered pursuant to this prospectus supplement. We cannot assure you that the Selling Stockholder named herein will sell all or any of these shares.

(2) Percentage ownership calculations are based on 103,350,044 shares of common stock outstanding as of November 3, 2008.

SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN AN INVESTMENT IN SECURITIES OF DELTA PETROLEUM CORPORATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 14, 2008.